UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Watson Wyatt & Company Holdings
(Name of Registrant as Specified In Its Charter)

Watson Wyatt & Company Holdings
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Watson Wyatt & Company Holdings

901 N. Glebe Road

Arlington, Virginia  22203

Telephone:  703-258-8000

Fax:  703-258-7495

Introduction.

On October 11, 2005, Watson Wyatt & Company Holdings (the “Company”) filed its definitive proxy statement with the Securities and Exchange Commission.  Subsequent to such filing the Company discovered two items in the proxy statement to be corrected, each of which is described below.

1.  Summary Compensation Table Disclosures

On page 15 in the Summary Compensation Table and on page 16 in footnote (e), the amount reported as “all other compensation” for Mr. Wickes was disclosed as $12,404 and should have been reported as $42,404.  This amount reflects payments to Mr. Wickes for the annual cash out of all his excess unused paid time off. All associates are subject to the same paid time off limits.

Mr. Wickes’ compensation on page 15 in the Summary Compensation Table as corrected is as follows:

Name and Principal Position	Fiscal Year	Salary($)	Bonus ($)(a)		All Other Compensation ($) (e)

Gene H. Wickes	2005	473,750	375,000	(c)	47,043
Vice President,	2004	363,750	235,000	(d)	26,114
Global Director of the Benefits Practice and Director	2003	336,250	212,500		37,933

The footnote (e) on page 16, as corrected for Mr. Wickes is as follows:

(e)           “All Other Compensation” for fiscal year 2005 consists of the following amounts:  (1) Interest earned in fiscal year 2005 on previous Company matching contributions made to a non-qualified savings plan; and (2) payment for the annual cash out of excess unused paid time off (all associates are subject to the same paid time off limits).

	All Other Compensation Components for Fiscal Year 2005
Name	e(1)	e(2)	Total

Wickes	4,639	42,404	47,043

2.  Biographical Information For Other Executive Officers of the Company

On page 14 under the caption “Biographical Information For Other Executive Officers of the Company,” the Company inadvertently omitted information on the business experience and background of Ira T. Kay.  That biographical information for Mr. Kay is below:

Ira T. Kay (age 55) is currently the Global Practice Director for Executive Compensation and Director of the U.S. Compensation Practice.  Mr. Kay served as a Vice President from 1996 to 2005, and as a director of Watson Wyatt & Company from 1996 to 2000.  Prior to assuming his current responsibilities, he was North American Practice Director of the Human Capital Group since 1998.  Prior to joining Watson Wyatt in 1993, Mr. Kay was a Managing Director and served on the Partnership Management Committee of The Hay Group, a competing human resources consulting firm, and prior to that, he was a Managing Director in the Human Resources Department of the investment banking firm Kidder Peabody.  Mr. Kay is the author of CEO Pay and Shareholder Value (St. Lucie Press) and Value at the Top: Solutions to the Executive Compensation Crisis (Harper Collins).  He is a co-author (with Dr. Bruce Pfau) of The Human Capital Edge (McGraw-Hill).  Mr. Kay has a B.S. in Industrial and Labor Relations from Cornell University and a Ph.D. in Economics from Wayne State University.